UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2017

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2017 Annual Meeting of Stockholders of Trinity Capital Corporation (the "Company") held on June 27, 2017, the stockholders of the Company approved a proposal to amend and restate the Articles of Incorporation of the Company, as amended.  The Articles of Incorporation of the Company, as amended and restated (the "Amended and Restated Articles"), became effective on June 30, 2017.

The Amended and Restated Articles (i) remove from Article ELEVENTH the procedural provisions for stockholder proposals, such provisions being otherwise provided for in the Company's Amended and Restated Bylaws, (ii) delete Article TWELFTH related to special meetings of the stockholders, such Article being otherwise provided for in the Company's Amended and Restated Bylaws, (iii) delete the Certificates of Designation related to the three series of preferred stock that were previously outstanding, and (iv) provide for non-substantive revisions consistent with current corporate laws.

A copy of the Amended and Restated Articles, as filed with the Secretary of State of the State of New Mexico on June 30, 2017, is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Trinity Capital Corporation, effective June 30, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: July 7, 2017	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President